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                                                                   Exhibit 99.1


                          ANNUAL SERVICER'S CERTIFICATE
                             BANK ONE, COLUMBUS, NA

                        BANC ONE CREDIT CARD MASTER TRUST

                      The undersigned, a duly authorized representative of BANK ONE, COLUMBUS, NA, as Servicer ("Bank One, Columbus"), pursuant to the Pooling and Servicing Agreement dated as of November 1, 1994 (as amended and supplemented, the "Agreement"), between Bank One, Columbus, as Seller and Servicer, and Bankers Trust Company, as Trustee, does hereby certify as follows:

                      1. Bank One, Columbus is, as of the date hereof, the Servicer under the Agreement. Capitialized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                      2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                      3. A review of the activities of the Servicer during the period from January 1, 1996 through December 31, 1996 (the "Applicable Period"), and of its performance was conducted by me or under my supervision.

                      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout the Applicable Period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 1996:

                      a) Interchange income allocated to the Trust was overstated for the month of December 1996 by $201,238.95. This was corrected in a future period.

                      b) The Default Amount for the Trust for the month of October 1996 was understated by $269,641.50.

                      c) Related Accounts and new account numbers are not always communciated to the Trustee within 15 days after the end of the month as noted in the Agreement, however, this information is always provided by the end of the following month.

                      d) Proceeds from a charge-off loan sale was not deposited and reported in the month of November 1996. The proceeds from the sale were deposited and reported in the month of January 1997 and the amount allocated to the Trust was $524,324.12.

                      e) The Default Amount for the Trust for the month of June 1996 was understated by $1,024,754.03 in the original report issued on the Determination Date. A corrected report was issued by the end of July.

                                 IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 25th day of March 1997.



                                 BANK  ONE,  COLUMBUS,  NA
                                 as Servicer

                                 By:
                                          /s/ Thomas Ferree
                                      -----------------------------------------
                                      Name:     Thomas Ferree
                                      Title:    Senior Vice President